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                             DISTRIBUTION AGREEMENT



         AGREEMENT dated as of May 29, 1998 by and between SAMCO Fund, Inc., an open-end management investment company organized as a corporation under the laws of the State of Maryland (the "Fund"), and AMT Capital Securities, L.L.C., a Delaware corporation ("AMT Capital").

         WHEREAS, the Fund desires that AMT Capital shall be, for the period of this Agreement, the distributor of shares of the Fund (the "Shares");

         WHEREAS, the Fund offers a series of shares of common stock par value $.001 per share, and may offer additional series of common stock in the future (individually, a "Series," and collectively, the "Series"), which have or will be registered under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, the Fund desires to appoint AMT Capital as the distributor of the Shares, and AMT Capital wishes to become the distributor of the Shares.

         NOW, THEREFORE, in consideration of the above premises and of other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

1.       Appointment of Distributor

         The Fund hereby appoints AMT Capital as the distributor of the Fund's Shares for the period and on the terms set forth in this Agreement. This appointment applies to each existing Series of Shares, as well as any future series provided (i) the Fund does not object to AMT Capital in writing on any basis or (ii) AMT Capital does not object to the Fund in writing on the basis of the capabilities of AMT Capital. AMT Capital accepts such appointment and agrees to render the services and provide, at its own expense, the office space, furnishings and equipment, and the personnel required by it to perform the services on the terms herein provided.

2.       Representation and Warranties of AMT Capital

         AMT Capital represents and warrants to the Fund that:

         A. AMT Capital is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority, corporate and otherwise, to consummate the transactions contemplated by this Agreement. AMT Capital is duly qualified to carry out its business, and is in good standing, in the State of New York.

         B. The Board of Directors and stockholders of AMT Capital have taken all action required by law and AMT Capital's Certificate of Incorporation and By-Laws to authorize the execution and delivery of this Agreement by AMT Capital and the consummation on behalf of AMT Capital of the transactions contemplated by this Agreement. This Agreement constitutes a legal, valid and binding obligation of AMT Capital enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in a breach of, or constitute a default under, or with lapse of time or giving of notice or both will result in a breach of or constitute a default under, or otherwise give any party thereto the right to terminate (a) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which AMT Capital is a party or by which AMT Capital or any of its properties is bound or affected, or pursuant to which AMT Capital has guaranteed the indebtedness of any person, or (b) any lease, license, contract or other agreement to which AMT Capital is a party or by which AMT Capital or any of its properties is bound or affected. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in, or require, the creation or imposition of any mortgage, deed or trust, pledge, lien, security interest, or other charge or encumbrance of any nature upon or with respect to any of the properties now or hereafter owned by AMT Capital.

         C. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-Laws of AMT Capital.

         D. Except such as have been obtained and as are in full force and effect and subject to no dispute, claim or challenge, no permit, license, franchise, approval, authorization, qualification or consent of, registration or filing with, or notice to, any governmental authority is required in connection with the execution and delivery by AMT Capital of this Agreement or in connection with the consummation by AMT Capital of any transactions contemplated by this Agreement, and no such permit, license, franchise, approval, authorization, qualification or consent of, registration or filing with, or notice to any federal, state or local governmental authority is required in connection with AMT Capital's business or operations as currently conducted or as currently contemplated to be conducted. AMT Capital has conducted its business and operations in compliance with all applicable laws and regulations.

         E. AMT Capital is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc.
(the "NASD").

3.       Duties of the Fund

         The Fund shall use its reasonable efforts to cooperate in the maintenance by the investment adviser or other service provider of the registration of the Fund's securities under the Investment Company Act of 1940 (the "1940 Act") and the 1933 Act, and the Fund and/or such service providers shall bear all expenses in connection therewith. It is understood that this Agreement shall not require AMT Capital to bear any expenses related to the Fund's registration or maintenance of the Fund's registration.

         The Fund shall cooperate in the qualification by the investment adviser or other service provider of the Fund of each Series of Shares under the laws of such states and other jurisdictions of the United States as the Fund shall determine and shall execute and deliver such documents as may reasonably be required for such purpose, but the Fund shall not be required to qualify as a foreign business entity in any jurisdiction, nor effect any modification of its policies or practices without prior approval of the Fund's Board of Directors. The Fund's officers, subject to the direction of the Board of Directors of the Fund and with the advice of AMT Capital, shall determine whether it is desirable to qualify or continue to offer Shares of any Series in any jurisdiction. AMT Capital shall have no obligation hereunder to assist in the qualification of Shares of any Series in any jurisdiction or in the maintenance of any qualification, other than its obligation to serve as registered agent to the Fund and execute required filings.

         The Fund will deliver to AMT Capital copies of each of the following documents and will deliver to AMT Capital all future amendments and supplements, if any:

         A. a certified copy of the Articles of Incorporation of the Fund as amended and currently in effect ("Charter");

         B.       a  copy  of  the  Fund's   By-laws  as  amended   and
currently in effect ("By-laws") certified by the Secretary of the Fund;

         C. the Fund's prospectus and statement of additional information (including supplements thereto) which relate to the Shares (the "Prospectus" and "SAI"); and

         D. the Fund's current Registration Statement on Form N-1A as filed under the 1940 and 1933 Acts, as such shall be amended from time to time (the "Registration Statement").

         The Fund and/or other service providers to the Fund shall also furnish AMT Capital, with respect to a Series or the Fund, as applicable:

         E.       annual   audit   reports  of  the  Fund's  books  and
accounts made by independent public accountants regularly retained by the Fund;

         F. such additional copies of the Prospectus and SAI and annual, semi-annual and other reports and communications to shareholders which relate to the Shares as AMT Capital may reasonably require for sales purposes;

         G. a monthly itemized list of the securities held by each Series;

         H. monthly balance sheets of the Fund as soon as practicable after the end of each month;

         I. a survey indicating the states and jurisdictions in which each Series is qualified for sale or exempt from the requirements of the securities laws of such state or jurisdiction and the amounts of Shares of such Series that may be sold in such states and jurisdictions, as such may be amended from time to time ("Blue Sky Report"); and

         J. from time to time such additional information regarding the Fund's financial condition or the financial condition of a Series of Shares as AMT Capital may reasonably request.

4.       Duties of AMT Capital

         AMT Capital shall act as agent for the distribution of, and shall use appropriate efforts to solicit orders to purchase Shares of, each Series. AMT Capital agrees that all solicitations of orders to purchase and all sales of Shares of each Series shall be made in accordance with the Charter, By-Laws, and the Registration Statement, to the extent such documents have been provided to AMT Capital, and in accordance with the Prospectus and the SAI, and shall not at any time or in any manner violate any provisions of the laws of the United States or of any state or other jurisdiction in which solicitations are then being made, or of any rules and regulations made or adopted by duly authorized agencies thereunder, including without limitation those promulgated by the U.S. Securities and Exchange Commission (the "SEC") and the NASD; provided that AMT Capital shall not be deemed to have violated any state securities laws if it has acted in good faith and in accordance with the Blue Sky Report.

         AMT Capital will transmit any orders received by it for purchase or redemption of Shares of any Series to the transfer agent and custodian for that Series.

         AMT Capital acknowledges that the only information provided to it by the Fund is that contained in the Registration Statement, the Prospectus, the SAI, and reports and financial information referred to in Section 3 herein. Neither AMT Capital nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in such documents and any sales literature or advertisements approved by appropriate representatives of the Fund.

         AMT Capital may undertake or arrange for such advertising and promotion as it believes reasonable in connection with the solicitation of orders to purchase Shares; provided, however, that it shall provide the Fund with and obtain the Fund's approval of copies of any advertising and promotional materials approved, produced or used by AMT Capital prior to their use. AMT Capital shall file such materials with the SEC and the NASD to the extent required by the 1934 Act and the 1940 Act and the rules and regulations thereunder, and by the rules of the NASD.

         In carrying out its obligations hereunder, AMT Capital shall take, on behalf of the Fund, all actions which appear to the Fund necessary to carry into effect the distribution of the Shares of each Series.

5.       Distribution of Shares of each Series

         The price at which Shares of each Series may be sold shall be the net asset value per Share of such Series computed in the manner set forth in the Fund's Prospectus and SAI in effect at the time of sale of the Shares of such Series.

         It is mutually understood and agreed that AMT Capital does not undertake to sell all or any specific portion of the Shares of any Series. The Fund shall not sell Shares of any Series except through AMT Capital, except that the Fund may issue Shares of any Series at their net asset value to any shareholder of the Fund (i) purchasing Shares with dividends or other distributions received from the Fund pursuant to an offer made to all shareholders, (ii) in connection with a pro rata distribution directly to the shareholders of any Series, and (iii) otherwise in accordance with any then-current Prospectus of the Fund. In addition, the Fund may issue Shares in connection with the merger or consolidation of any other investment company or series thereof with the Fund or one of its Series, or in connection with its acquisition, by purchase or otherwise, of all or substantially all of the assets of any investment company or series thereof or all or substantially all of the outstanding shares of any such company or series thereof. Without limitation of the foregoing, the phrase "any investment company" as used in this paragraph shall include any private investment company organized as a limited partnership or other entity.

         AMT Capital may, and when requested by the Fund shall, suspend its efforts to effectuate sales of Shares of any Series at any time when in the opinion of AMT Capital or of the Fund no sales should be made because of market or other economic considerations or abnormal circumstances of any kind. The Fund may withdraw the offering of Shares of any Series at any time with or without the consent of AMT Capital and shall withdraw the offering of Shares of any Series when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction.

         Whenever in the judgment of the Fund's officers such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Fund's officers may decline to accept any orders for, or make any sales of the Shares of any Series until such time as those officers deem it advisable to accept such orders and to make such sales. In the event of such suspension of sales and until AMT Capital receives written notification from the Fund that AMT Capital may resume accepting orders for and making sales of the Shares of such Series, AMT Capital's duty to distribute Shares of such Series shall be suspended.

         AMT Capital will act only on its own behalf as principal if it chooses to enter into selling arrangements with selected dealers or others.

6.       Effectiveness of Registration

         None of the Shares of any Series shall be offered by either AMT Capital or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares of any Series shall be accepted by the Fund if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current Prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have application to or bearing upon the Fund's obligation to repurchase Shares of any Series from any shareholder in accordance with the provisions of the Prospectus, SAI, or Charter.

         The Fund agrees to advise AMT Capital as soon as reasonably practicable in writing:

         (a) of any request by the SEC for amendments to the Registration Statement, Prospectus or SAI then in effect or for additional information;

         (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, Prospectus or SAI then in effect or the initiation by service of process on the Fund of any proceeding for that purpose; and

         (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, Prospectus or SAI then in effect or that requires the making of a change in such Registration Statement, Prospectus or SAI in order to make the statement therein not misleading in any material respect.

For the purpose of this Section, informal requests by or action of the staff of the SEC shall not be deemed requests by or actions of the SEC.

7.       Expenses

         Expenses connected with the Fund, excluding marketing expenses which are the sole responsibility of the investment adviser to the Fund, shall be allocable between the Fund and AMT Capital as follows:

         (a) AMT Capital shall furnish, at its expense and without cost to the Fund, the services of personnel to the extent that such services are required to carry out its obligations under this Agreement.

         (b) The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including, with limitation: the fees of the Fund's investment adviser; the charges and expenses of any registrar, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by the Fund; the fees of any Fund administrator; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; any fee paid pursuant to any distribution plan, if and when adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act; all taxes, including securities issuance and initial transfer taxes, and corporate fees payable by the Fund to federal, state or other governmental agencies; all costs and expenses in connection with the organization of the Fund and the Series and the registration of the Shares with the SEC and under state securities laws and in connection with maintenance of registration of the Fund, Series and the Shares with the SEC and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the expenses of printing, including printing setup charges, and distributing Prospectuses and SAIs of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of Directors who are not interested persons (as such term is defined in the 1940 Act) of the Fund ("Non-Interested Directors") or members of any advisory board or committee established by the Non-Interested Directors; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in Shares or in cash; charges and expenses of any outside service used for pricing of the Fund's Shares; charges and expenses of legal counsel to the Fund and to the Non-Interested Directors, and of independent accountants to the Fund, in connection with any matter relating to the Fund; membership dues paid by the Fund to industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and directors) of the Fund which inure to its benefit; extraordinary expenses of the Fund (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.


8.       Indemnity by Fund

         The Fund agrees to indemnify and hold AMT Capital, its officers and directors and each person (if any) who controls AMT Capital within the meaning of Section 15 of the 1933 Act harmless from and against any losses, claims, damages or liabilities to which any of such persons may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or the SAI or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect, and will reimburse such persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim; provided, however, that the Fund shall not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or the SAI in reliance upon and in conformity with written information furnished to the Fund by AMT Capital expressly for use therein. AMT Capital, its officers, directors and control persons shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it or them in connection with the matter as to which it or they are seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation law.

         AMT Capital agrees that, promptly upon its receipt of notice of the commencement of any action against AMT Capital, its officers and/or directors or against any person so controlling AMT Capital, in respect of which indemnity or reimbursement may be sought from the Fund on account of its agreement in the preceding paragraph, notice in writing will be given to the Fund within 10 days after the summons or other first legal process shall have been served. The failure to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought other than by reason of the indemnity agreement contained in this
Section 8. Thereupon, the Fund shall be entitled to participate, to the extent that it shall wish (including the selection of counsel with AMT Capital's reasonable approval), in defense thereof. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing reasonably approved by AMT Capital, the defendant or defendants in such suit shall bear the expense of any additional counsel retained by any of them; but in the case the Fund does not elect to assume the defense of any such suit or in the case AMT Capital does not reasonably approve of counsel chosen by the Fund, the Fund will reimburse AMT Capital, its officers and directors or the controlling person or persons named as defendant or defendants in such suit for the fees and expenses of any one counsel or firm which may be retained on behalf of AMT Capital, its officers and directors and such control persons.

         In the event that any such claim for indemnification is made by any director or person in control of AMT Capital who is also an officer or director of the Fund, the Fund, at its expense to the extent permitted by law, will submit to a court of appropriate jurisdiction the question of whether or not indemnification by it is against public policy as expressed in the 1933 Act, the 1934 Act, and the 1940 Act, and the Fund and AMT Capital will be governed by the final adjudication of such question.

         The Fund's indemnification agreement contained in this Section 8 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of AMT Capital, its officers and directors or any control person and shall survive the sale of any of the Shares made pursuant to this Agreement. This agreement of indemnity will inure exclusively to the benefit of AMT Capital, its officers, directors and control persons, and to the extent permitted by the 1940 Act to the benefit of any of their successors and assigns. The Fund agrees promptly to notify AMT Capital of the commencement of any litigation or proceeding against the Fund in connection with the issue and sale of any Shares.

9.       Indemnity by AMT Capital

         AMT Capital agrees to indemnify and hold harmless the Fund, its officers and directors and persons who control the Fund with the meaning of
Section 15 of the 1933 Act from and against any losses, claims, damages or liabilities to which any of such persons may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or the SAI or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or the SAI in reliance upon and in conformity with written information furnished to the Fund by AMT Capital expressly for use therein; and will reimburse such persons for any legal or other expenses reasonably incurred by such persons in connection with investigating or defending any such action or claim. AMT Capital also agrees to indemnify and hold harmless the Fund, its officers and directors and control persons from and against any and all losses, claims, damages and liabilities arising by reason of any person acquiring any Shares, which may be based upon the 1933 Act or any other statute or at common law, on account of any unauthorized or wrongful sales activities of AMT Capital or any of its registered representatives, as defined under the By-Laws of the NASD, including any failure to conform with any requirement of any state and federal law relating to the sale of such Shares. Notwithstanding anything contained herein to the contrary, AMT Capital shall not be responsible to the Fund for and shall not indemnify and hold harmless the Fund, its officers and directors and control persons from and against any such losses, claims, damages or liabilities arising solely as a result of actions taken or omitted by AMT Capital in good faith reliance on, and in conformity with, the Blue Sky Report.

         AMT Capital shall also indemnify and hold harmless the Fund, its officers and directors and control persons for any liability to the Fund or to the holders of Shares by reason of AMT Capital's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Fund, its officers, directors and control persons shall be entitled to advances from AMT Capital for payment of the reasonable expenses incurred by it or them in connection with the matters as to which it or they are seeking indemnification in the manner and to the fullest extent permissible under the Delaware General Corporation Law.

         In case any action shall be brought against the Fund, its officers and directors and control persons in respect of which it may seek indemnity or reimbursement from AMT Capital on account of the agreement of AMT Capital contained in this Section 9, AMT Capital shall have the rights and duties given to the Fund, and the Fund, its officers and directors and control persons shall have the rights and duties given to AMT Capital in the second and third paragraphs of Section 9.

         AMT Capital's indemnification agreement contained in this Section and its representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund, its officers and directors or any control person and shall survive the sale of any of the Shares made pursuant to this Agreement. This agreement of indemnity will inure exclusively to the benefit of the Fund, its officers, directors and control persons, and to the extent permitted by the 1940 Act to the benefit of any of their successors and assigns. AMT Capital agrees promptly to notify the Fund of the commencement of any litigation or proceeding against AMT Capital in connection with the issue and sale of any Shares.

10.      Services Not Exclusive

         AMT Capital shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         Nothing herein shall be deemed to limit or restrict AMT Capital's right or that of any of its affiliates or employees, to engage in any other business or to devote time and attention to the distribution or other related aspects of any other registered investment company or to render services of any kind to any other corporation, firm, individual or association.

11.      Term

         This Agreement shall become effective at the close of business on the date hereof and shall continue in full force and effect, subject to Section 14 hereof, through November 3, 1999 and thereafter as provided in Section 12 hereof.

12.      Renewal

         This Agreement shall continue in full force and effect after November 3, 1999 with respect to a Series, provided that such continuance is specifically approved at least annually:

         (a) (i) by the Fund's Board of Directors or (ii) by the vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act) that constitute Shares of such Series; and

         (b) by the affirmative vote of a majority of the Non-Interested Directors of the Fund by votes cast in person at a meeting specifically called for the purpose of voting on such approval.

13.      Amendment

         This Agreement may be amended by the parties hereto with respect to a Series only if such amendment is specifically approved (i) by the Board of Directors of the Fund or by the vote of a majority of outstanding Shares, and
(ii) by a majority of the Non-Interested Directors of the Fund, which vote must be cast in person at a meeting called for the purpose of voting on such approval.


14.      Termination

         This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Fund's Board of Directors, by vote of a majority of outstanding Shares (as defined in Section 2(a)(42) of the 1940 Act), or by AMT Capital, on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

15.      Confidentiality

         AMT Capital agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld when requested to divulge such information by duly constituted authorities and may not be withheld where AMT Capital would be exposed to civil or criminal contempt proceedings for failure to comply, and AMT Capital shall disclose all such records and information to the investment adviser to the Fund when so requested by the adviser or the Fund.

16.      Notices

         Any notice or other communication authorized or required hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed to the Fund at c/o Investors Capital Services, Inc., 600 Fifth Avenue, 26th Floor, New York, New York 10020, Attention: Mr. Paul Brook, Treasurer; and to AMT Capital Securities, L.L.C., 600 Fifth Avenue, 26th Floor, New York, New York 10020, Attention: Arthur Goetchius, President. Either party may designate a different address by notice to the other party. Any such notice or other communication shall be deemed given when actually received.

17.      Interpretation: Governing Law

         Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise, the provisions of this Agreement shall be governed by the laws of the State of New York.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.


ATTEST:                                     SAMCO FUND, INC.


BY:___________________                      BY:_______________________
Peter J. Bourke, Assistant Secretary                 Christina Seix,
Chairman


ATTEST:                                     AMT CAPITAL SECURITIES,
L.L.C.


BY:___________________                      BY:_______________________
         Arthur Geotchius                            Alan M. Trager